Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281160

PROSPECTUS SUPPLEMENT NO. 6

(to Prospectus dated August 9, 2024)

STARDUST POWER INC.

Up to 55,190,875 Shares of Common Stock

Up to 10,566,596 Shares of Common Stock Underlying Warrants

Up to 5,566,667 Warrants to Purchase Common Stock

This prospectus supplement supplements the prospectus dated August 9, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-281160). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2025 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and resale from time to time by the selling securityholders named in this Registration Statement or their permitted transferees (the “Selling Securityholders”) of the following:

(i) up to 55,190,875 shares of common stock, par value $0.0001 per share (the “Common Stock”), consisting of:

(a)	up to 127,777 shares of Common Stock issued to former GPAC II Public Shareholders (as defined in the Prospectus) at Closing (as defined in the Prospectus) pursuant to certain Non-Redemption Agreements (as defined in the Prospectus);

(b)	up to 4,000,000 shares of Common Stock (including 1,000,000 shares that are subject to forfeiture) issued to the Sponsor at Closing in exchange for an equivalent number of Class B ordinary shares, par value $0.0001 per share, of GPAC II that were originally purchased for approximately $0.003 per share;

(c)	up to 1,077,541 shares of Common Stock issued to PIPE Investors (as defined in the Prospectus) at Closing pursuant to certain PIPE Subscription Agreements (as defined in the Prospectus) at a purchase price of $9.35 per share;

(d)	up to 2,024,985 shares of Common Stock held by holders of vested RSU awards;

(e)	up to 42,393,905 shares of Common Stock issued to certain third parties and affiliates of Stardust Power at Closing (which in each case were issued as consideration in the Business Combination (as defined in the Prospectus) based on a value of $10.00 per share); and

(f)	up to 5,566,667 shares of Common Stock issuable upon exercise of the Private Warrants (as defined in the Prospectus); and

(ii) up to 5,566,667 Private Warrants, which were originally purchased at a price of $1.50 per Private Warrant.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants (as defined in the Prospectus) by the Selling Securityholders pursuant to the Prospectus or in any supplement to the Prospectus, except upon the exercise of Warrants.

The shares of Common Stock, not including Common Stock issuable upon exercise of the Warrants, being offered for resale pursuant to the Prospectus or in any supplement to the Prospectus by the Selling Securityholders represent approximately 99.72% of shares of Common Stock (and assuming the exercise of all Warrants, 91.48% of Common Stock) outstanding as of July 31, 2024. Given the substantial number of shares of Common Stock being registered for potential resale by Selling Securityholders pursuant to the Prospectus and this prospectus supplement, the sale of shares of Common Stock or Warrants by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of holders of Common Stock or Warrants intend to sell such securities, could increase the volatility of the market price of our Common Stock or Warrants or result in a significant decline in the public trading price of our Common Stock or Warrants. Even if our trading price of Common Stock is significantly below $10.00 per share, the offering price for the units offered in the IPO (as defined in the Prospectus), certain of the Selling Securityholders, including the Sponsor, may still have an incentive to sell shares of Common Stock, because they purchased the shares at prices lower than the public investors or the current trading price of our Common Stock.

We will only receive proceeds from the exercise of Warrants if and when the holders of the Warrants choose to exercise them. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will choose to exercise. There can be no assurance that the Warrants will be in the money prior to their expiration. In addition, our Warrant holders have the option to exercise the Warrants on a cashless basis in certain circumstances. See “Description of Securities - Warrants” in the Prospectus. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Our registration of the securities covered by the Prospectus or in any prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the Common Stock. The Selling Securityholders may offer and sell the securities covered by the Prospectus or in any prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution” in the Prospectus.

You should read the Prospectus, this prospectus supplement and any prospectus supplement or amendment carefully before you invest in our Common Stock or Warrants.

Our Common Stock and Warrants are listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “SDST” and “SDSTW,” respectively. On January 6, 2025, the last reported sales price of our Common Stock was $3.88 per share and the last reported sales price of our Warrants was $0.306 per Warrant.

Our Chief Executive Officer, Roshen Pujari (hereinafter, Roshan Pujari) owns a majority of the voting power of our issued and outstanding Common Stock. As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The Prospectus and this prospectus supplement comply with the requirements that apply to an issuer that is an emerging growth company. This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 7, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

(Address of principal executive offices)

(800) 742-3095

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2024, Stardust Power Inc. (the “Company”) entered into binding term sheets (collectively, the “Term Sheets”) with certain investors (collectively, the “Investors”), pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, Company securities for an aggregate amount of $550,000 (the “Placement”). The Company and each Investor have agreed to enter into a securities purchase agreement (the “Purchase Agreement”) for the Placement as soon as practicable. The proceeds of the Placement are expected to be used by the Company for capital expenditures, working capital and general corporate purposes.

The Purchase Agreements will contain customary representations and warranties and customary terms and conditions. The Investors have agreed to purchase, and the Company has agreed to issue and sell, up to $550,000 in shares of Company common stock, par value $0.0001 per share (“Common Stock”) at a price equal to 95% of the closing bid price of the Common Stock on the last trading day prior to the closing date for the Placement. In addition, each Investor will receive warrants representing the right, exercisable within five years of the closing date, to purchase up to 50% of the shares of Common Stock purchased by such Investor in the Placement, with each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 (the “Warrants”). The Placement is expected to close in January 2025. Pursuant to the terms of the agreements previously disclosed in the Company’s Current Reports on Form 8-K filed on December 12, 2024 and December 17, 2024, the Company is obligated to issue additional Common Stock and warrants to the certain lenders under certain promissory notes on the closing date for the Placement on no less favorable terms than the Placement.

The Company agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission within 180 days of the closing date for the Placement to register the Common Stock to be issued to the Investors for resale, and to have such registration statement declared effective as soon as possible after filing.

The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein. The securities are being offered and sold by the Company pursuant to an exemption from the registration requirements of the Act provided by Section 4(a)(2) and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 7, 2025, the Company announced the appointment of Chris Celano as the Company’s Chief Operating Officer, effective January 1, 2025.

Mr. Celano, age 54, previously served as President and Chief Executive Officer of IHI E&C International Corporation (“IHI”) beginning in January 2017, prior to which he served as General Counsel and Senior Vice President of Business Administration beginning in February 2013. Prior to his time at IHI, Mr. Celano served as Vice President and General Counsel at Vantage Drilling Company from May 2008 to May 2011. He started his career at the law firms of Olshan Frome Wolosky LLP and later Graham & James LLP and Elenoff Grossman & Schole LLP. Mr. Celano has a Bachelor’s Degree in Economics from Vanderbilt University, a J.D. from Boston College Law School, an LLM from New York University School of Law, and a Master’s Degree in Engineering from the Massachusetts Institute of Technology.

There are no transactions between the Company and Mr. Celano that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Mr. Celano and any other person pursuant to which Mr. Celano was appointed as Chief Operating Officer, and there are no family relationships between Mr. Celano and any director or executive officer of the Company.

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In connection with his appointment, Stardust Power has entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Mr. Celano, dated January 6, 2025 and effective January 1, 2025 (the “Celano Agreement”), that provides for an initial annual base salary of $350,000. The Celano Agreement also contains a customary confidentiality clause, an assignment of intellectual property provision, a conflict of interests provision and a one-year post termination non-solicitation clause. The foregoing description of the terms of the Celano Agreement is qualified in its entirety by the full text of the Celano Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is also anticipated that, subject to approval by the Company’s board of directors, Mr. Celano will be granted a restricted stock unit award under the Company’s 2024 Equity Incentive Plan with a grant date value of $1,500,000.

In connection with the appointment of Mr. Celano as Chief Operating Officer, the Company entered into an Indemnification Agreement with Mr. Celano pursuant to which the Company agreed to indemnify Mr. Celano to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance his expenses incurred as a result of any proceeding against him to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of such Indemnification Agreement, the form of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 12, 2024 and incorporated in this Item 5.02 by reference.

On January 7, 2025, the Company issued a press release announcing the appointment of Mr. Celano. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Designation of Chief Strategy Officer and Senior Advisor as Executive Officer

Additionally, on January 7, 2025, the Company made certain organizational changes, and in connection therewith, determined that in light of Paramita Das’s responsibilities and authority as Chief Strategy Officer and Senior Advisor to the Chief Executive Officer, Ms. Das shall be designated as an “executive officer” of the Company within the meaning of the applicable rules and regulations of the Securities and Exchange Commission, and as an “officer” of the Company for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, effective January 1, 2025.

Ms. Das, age 47, has served as the Company’s Chief Strategy Officer and Senior Advisor since September 2024. Prior thereto, she served as Global Head of Marketing, Development and ESG, Metals and Minerals for Rio Tinto from June 2022 until February 2024 and was a member of the board of directors of Rio Tinto Services Inc. from July 2019 until September 2023. She has previously served in numerous other roles including as President of Rio Tinto Nickle Inc. from July 2019 to September 2023, as President and CEO of Alcan Primary Products Company, LLC from July 2019 to September 2023, as General Manager, Marketing and Development, Metals and Head of the Chicago Commercial Office of Rio Tinto from January 2018 to May 2022 and as Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from December 2016 to December 2017. She has served on the boards of directors of Toromont Industries Ltd. since November 2024, Genco Shipping & Trading Limited (NYSE: GNK) since March 2024, and Coeur Mining, Inc. (NYSE: CDE) since May 2023. Ms. Das is a former Board member of World Business Chicago from January 2020 to January 2022, Chicago Children’s Museum from June 2019 to June 2021 and UN Women-USNC from 2014-2017. Ms. Das has a Bachelor’s Degree in Architectural Engineering from Guru Govind Singh Indraprastha University and a Master of Business Administration from the University of Louisville.

Except as set forth in this Item 5.02, there are no transactions between the Company and Ms. Das that would require disclosure under Item 404(a) of Regulation S-K. On December 17, 2024, an entity in which Ms. Das has an interest, as lender, entered into a term sheet with the Company providing for a loan in the aggregate principal amount of $250,000. The loan bears interest at a rate of 15% per year and matures on March 13, 2025. Pursuant to the loan, the lender is entitled to receive shares of Common Stock and warrants in connection with the closing of the Placement as disclosed in Item 1.01 above. Prior to the Company’s designation of Ms. Das as an executive officer, and since September 23, 2024, the date of her appointment, Ms. Das received compensation on the same terms as set forth below. There are no understandings or arrangements between Ms. Das and any other person pursuant to which Ms. Das was appointed as Chief Strategy Officer and Senior Advisor, and there are no family relationships between Ms. Das and any other director or executive officer of the Company.

In connection with her appointment, Stardust Power has entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Ms. Das, effective January 1, 2025 (the “Das Agreement”), that provides for an initial annual base salary of $500,000. The Das Agreement also contains a customary confidentiality clause, an assignment of intellectual property provision, a conflict of interests provision and a one-year post termination non-solicitation clause. The foregoing description of the terms of the Das Agreement is qualified in its entirety by the full text of the Das Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the designation of Ms. Das, the Company entered into an Indemnification Agreement with Ms. Das pursuant to which the Company agreed to indemnify Ms. Das to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of such Indemnification Agreement, the form of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 12, 2024 and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Stardust Power Inc. and Chris Edward Celano, effective January 1, 2025.
10.2	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Stardust Power Inc. and Paramita Das, effective January 1, 2025.
99.1	Press release dated January 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stardust Power Inc.

Dated: January 7, 2025	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer

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Exhibit 10.1

Stardust Power Inc.

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT

This this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”) is between Chris Edward Celano and Stardust Power Inc. (the “Company”). As a condition of and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this Agreement. This Agreement is dated January 6, 2024 and is effective, at the earliest, as of January 1, 2025.

1. At-Will Employment; Position; Location; Compensation; Equity Compensation; Benefits

A. At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CHIEF EXECUTIVE OFFICER OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

B. Position. You are being hired as a full-time Chief Operating Officer. You will initially report to the Company’s Chief Strategy Officer and Sr. Advisor to Chief Executive Officer. The principal duties and responsibilities of this position are listed on Schedule A. The commencement date of your employment is January 1, 2025 (“Hire Date”).

C. Location. Your will work remotely from your home office location in Houston, Texas. You will be expected to travel as necessary for the responsibilities of your position.

D. Compensation. Your starting annual base full-time compensation will be $350,000, less payroll deductions, health insurance premiums, and all required withholdings. This is an exempt position, meaning you will not be paid overtime. As an exempt salaried employee, you will be expected to work hours as required by the nature of your work assignments. You will be paid in accordance with the Company’s standard payroll schedule.

E. Beginning January 2025, you will be eligible to participate in the Company’s benefits programs available to its U.S. employees on terms and conditions established by the Company and its selected benefits provider(s) from time to time. Additional details are available from the Company upon request.

2. Confidentiality

A. Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement limits employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B. Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, Chief Executive Officer, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide prior written notice to the President, Chief Executive Officer, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in protected activity, as described in Section 14 below.

C. Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party and the Company.

D. Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

3. Ownership

A. Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, ideas, drawings, designs, logos, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

B. Pre-Existing Materials. I will inform the Company in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under Section 3.G (“Prior Inventions”) into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.

E. Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G. Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Company Confidential Information (an “Other Invention”) except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to the Company’s business, or actual or anticipated research or development of the Company or (ii) result from or relate to any work that I performed for the Company or to any Company Confidential Information or Inventions. I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process, or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention, and to practice any method related thereto.

4. Conflicting Obligations

A. Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B. Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5. Company Property and Materials

A. Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).

B. Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Company’s employee handbook and personnel records relating to my employment.

C. Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.

D. Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and if I locate such information I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.

E. No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.

6. Termination Obligations

Upon separation from employment with the Company, I agree to: (i) immediately update all of my social media accounts, including but not limited to Facebook, LinkedIn, and Twitter, to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way; and (ii) immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B.

7. No Solicitation

A. Non-Solicitation of Customers. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I shall not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. For the purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time during the two-year period preceding the termination of my employment with the Company. I acknowledge and agree that the Customers did not use or inquire of the Company’s services solely as a result of my efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.

B. Non-Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will I contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.

C. Non-Solicitation of Others. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall I otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.

D. Acknowledgements. I acknowledge that I will derive significant value from the Company’s agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company’s exclusive benefit and my obligations not to solicit contained in this Section 7, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company. I also acknowledge the time and scope limitations of my obligations under this Section 7 are fair and reasonable in all respects, especially in light of the Company’s need to protect Company Confidential Information and the international scope and nature of the Company’s business, and that I will not be precluded from gainful employment if I am obligated not to solicit the Company’s customers or others during the period as described above. In the event of my breach or violation of this Section 7, or good faith allegation by the Company of my breach or violation of this Section 7, the restricted periods set forth in this Section 7shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this Section 7, has been duly cured or resolved, as applicable.

E. Separate Covenants. The covenants contained this Section 7 shall be construed as a series of separate covenants and each such separate covenant shall be deemed identical in terms to the covenants contained in this Section 7. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7 are deemed to exceed the time or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8. Notification of New Employer

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

9. Conflict of Interest Guidelines

I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

10. Representations

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11. Audit

I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media Systems. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Media Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Company Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

12. Arbitration and Equitable Relief

A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH ME, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT I MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT. I AGREE THAT I MAY ONLY COMMENCE AN ACTION IN ARBITRATION, OR ASSERT COUNTERCLAIMS IN AN ARBITRATION, ON AN INDIVIDUAL BASIS AND, THUS, I HEREBY WAIVE MY RIGHT TO COMMENCE OR PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTION(S) AGAINST THE COMPANY. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE FAIR LABOR STANDARDS ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, NEW YORK STATUTORY AND COMMON LAW, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, CLAIMS OF WRONGFUL TERMINATION, BREACH OF CONTRACT, AND ANY OTHER STATUTORY OR COMMON LAW CLAIMS. I ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL CLAIMS THAT I MAY HAVE AGAINST THE COMPANY, AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT REQUIRES ME TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, INCLUDING THE SARBANES-OXLEY ACT.

B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES, PROVIDED, HOWEVER, THAT THE JAMS RULES SHALL NOT CONTRADICT OR OTHERWISE ALTER THE TERMS OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE BELOW COST SHARING PROVISION AND SECTION 13.B BELOW, AS APPLICABLE. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. THE ARBITRATION SHALL APPLY THE FEDERAL RULES OF CIVIL PROCEDURE, EXCEPT TO THE EXTENT SUCH RULES CONFLICT WITH THE JAMS RULES. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION (“ARBITRATION COSTS”), EXCEPT AS PROHIBITED BY LAW, AND UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. I AGREE THAT THE ARBITRATOR SHALL CONSIDER AND SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE NEW YORK LAW SHALL TAKE PRECEDENCE. I AGREE THAT ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN THE JAMS LOCATION NEAREST TO MY RESIDENCE WHICH AT THE TIME OF MY ENTRY INTO THIS AGREEMENT IS SAN RAMON, CALIFORNIA.

C. Remedy. EXCEPT AS PROHIBITED BY LAW OR PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION WITHOUT POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES WITHOUT REGARD FOR THE PREVAILING PARTY IN THE FINAL JUDGMENT, IF ANY. SUCH ATTORNEYS’ FEES AND COSTS SHALL BE RECOVERABLE ON WRITTEN DEMAND AT ANY TIME, INCLUDING, BUT NOT LIMITED TO, PRIOR TO ENTRY OF A FINAL JUDGMENT, IF ANY, BY THE COURT, AND MUST BE PAID WITHIN THIRTY (30) DAYS AFTER DEMAND OR ELSE SUCH AMOUNTS SHALL BE SUBJECT TO THE ACCRUAL OF INTEREST AT A RATE EQUAL TO THE MAXIMUM STATUTORY RATE.

E. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE NEW YORK WORKFORCE COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13. Miscellaneous

A. Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth herein, this Agreement will be governed by the laws of the State of New York regard to New York’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than New York. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York for any lawsuit filed against me by the Company.

B. Waiver of Trial by Jury. To the extent that any lawsuit is permitted under this Agreement, I irrevocably and unconditionally waive my right to a trial by jury in any lawsuit directly or indirectly arising out of or relating to this Agreement or my relationship with the Company and acknowledge that I am knowingly and voluntarily waiving my right to a trial by jury.

C. Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.

D. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.

E. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

F. Severability. If a court or other body of competent jurisdiction finds, or the parties to this Agreement mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

G. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or Chief Executive Officer of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

H. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

14. Protected Activity Not Prohibited

I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit D.

On behalf of Stardust Power, Inc., we are pleased to extend this employment offer to you and look forward to your response.

STARDUST POWER INC.

By:	/s/ Roshen Pujari
Roshen Pujari, Chief Executive Officer

Date:	January 6, 2025	/s/ Chris Edward Celano
Employee Signature

Chris Edward Celano

Personal Email:
Cell:

SCHEDULE A

POSITION DUTIES AND RESPONSIBILITIES

The duties and responsibilities for the role of Chief Operating Officer are as follows:

Chief Operating Officer (executes the Chief Executive Officer’s Vision by effectively leading all operational aspects of the organization).

Collaborate with CEO in setting and driving organizational vision and operational strategy.

Lead the development and construction of the Oklahoma lithium conversion facility and related feedstock development projects.

Translate strategy into actionable steps for growth, implementing organization-wide goal setting, performance management, and annual operations planning and procedures.

Direct and manage day to day company operations and employee productivity, building a highly inclusive culture focused on meeting organizational goals.

Find solutions to complex problems by breaking down challenging issues into digestible pieces and communicating them effectively to senior management.

Partner with senior management in sales management, strategic initiatives, competitive advantages, investor expectations and earnings guidance.

Manage capital investments and expenses aggressively to ensure that the company achieves investor targets for growth and profitability.

Monitor performance and take corrective measures when necessary and prepare detailed updates and forecasts; ensure revenue targets are met, costs are controlled, and resources allocated optimally.

Build and maintain trusting relationships with key customers and partners, overseeing customer service, and ensure timely delivery to meet expectations.

Identify and evaluate strategic verticals for acquisition opportunities.

Manage operational risks; identify potential risks and develop mitigation strategies.

Drive innovation and change initiatives to improve performance of team and operational performance

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements

___ Additional Sheets Attached

Date:
Signature

Name of Employee (typed or printed)

EXHIBIT B

Stardust Power Inc. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Stardust Power Inc. (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me. I further certify that I have updated all of my social media accounts to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way.

I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.

I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I also agree that for twelve (12) months from this date, I will comply with the non-solicitation provisions, as set forth in Section 7 of the Agreement.

After leaving the Company’s employment, I will be employed by _______________________________________________________________ in the position of _______________________________________________________________.

Date:
Signature

Name of Employee (typed or printed)
Address for Notifications:

EXHIBIT C

Stardust Power Inc. CONFLICT OF INTEREST GUIDELINES

It is the policy of Stardust Power Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees, customers, or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any other employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13. Engaging in any conduct that is not in the best interest of the Company.

Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

Nothing in these guidelines is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law, including any rights an employee may have under Section 7 of the National Labor Relations Act. Also, nothing in these guidelines limits or prohibits employees from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Employees may not disclose the Company’s attorney-client privileged communications or attorney work product.

EXHIBIT D

Section 7 of the Defend Trade Secrets Act of 2016

“Immunity From Liability For Confidential Disclosure Of A Trade Secret To The Government Or In A Court Filing—

(1) IMMUNITY.—An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2) USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT.—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

Exhibit 10.2

Stardust Power Inc.

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT

This this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”) is between Paramita Das and Stardust Power Inc. (the “Company”). As a condition of and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this Agreement. This Agreement is dated December 17, 2024 and is effective, at the earliest, as of January 1, 2025.

1. At-Will Employment; Position; Location; Compensation; Equity Compensation; Benefits

A. At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CHIEF EXECUTIVE OFFICER OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

B. Position. You are being hired as a full-time Chief Strategy Officer and Sr. Advisor to CEO. You will initially report to the Company’s Founder and Chief Executive Officer. The principal duties and responsibilities of this position are listed on Schedule A. The commencement date of your employment is January 1, 2025 (“Hire Date”).

C. Location. Your will work remotely from your home office location in Chicago. You will be expected to travel as necessary for the responsibilities of your position.

D. Compensation. Your starting annual base full-time compensation will be $500,000, less payroll deductions, health insurance premiums, and all required withholdings. This is an exempt position, meaning you will not be paid overtime. As an exempt salaried employee, you will be expected to work hours as required by the nature of your work assignments. You will be paid in accordance with the Company’s standard payroll schedule.

E. Beginning January 2025, you will be eligible to participate in the Company’s benefits programs available to its U.S. employees on terms and conditions established by the Company and its selected benefits provider(s) from time to time. Additional details are available from the Company upon request.

2. Confidentiality

A. Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement limits employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B. Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, Chief Executive Officer, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide prior written notice to the President, Chief Executive Officer, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in protected activity, as described in Section 14 below.

C. Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party and the Company.

D. Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

3. Ownership

A. Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, ideas, drawings, designs, logos, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

B. Pre-Existing Materials. I will inform the Company in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under Section 3.G (“Prior Inventions”) into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.

E. Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G. Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Company Confidential Information (an “Other Invention”) except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to the Company’s business, or actual or anticipated research or development of the Company or (ii) result from or relate to any work that I performed for the Company or to any Company Confidential Information or Inventions. I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process, or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention, and to practice any method related thereto.

4. Conflicting Obligations

A. Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B. Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5. Company Property and Materials

A. Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).

B. Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Company’s employee handbook and personnel records relating to my employment.

C. Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.

D. Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and if I locate such information I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.

E. No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.

6. Termination Obligations

Upon separation from employment with the Company, I agree to: (i) immediately update all of my social media accounts, including but not limited to Facebook, LinkedIn, and Twitter, to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way; and (ii) immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B.

7. No Solicitation

A. Non-Solicitation of Customers. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I shall not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. For the purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time during the two-year period preceding the termination of my employment with the Company. I acknowledge and agree that the Customers did not use or inquire of the Company’s services solely as a result of my efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.

B. Non-Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will I contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.

C. Non-Solicitation of Others. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall I otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.

D. Acknowledgements. I acknowledge that I will derive significant value from the Company’s agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company’s exclusive benefit and my obligations not to solicit contained in this Section 7, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company. I also acknowledge the time and scope limitations of my obligations under this Section 7 are fair and reasonable in all respects, especially in light of the Company’s need to protect Company Confidential Information and the international scope and nature of the Company’s business, and that I will not be precluded from gainful employment if I am obligated not to solicit the Company’s customers or others during the period as described above. In the event of my breach or violation of this Section 7, or good faith allegation by the Company of my breach or violation of this Section 7, the restricted periods set forth in this Section 7shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this Section 7, has been duly cured or resolved, as applicable.

E. Separate Covenants. The covenants contained this Section 7 shall be construed as a series of separate covenants and each such separate covenant shall be deemed identical in terms to the covenants contained in this Section 7. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7 are deemed to exceed the time or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8. Notification of New Employer

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

9. Conflict of Interest Guidelines

I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

10. Representations

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11. Audit

I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media Systems. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Media Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Company Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

12. Arbitration and Equitable Relief

A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH ME, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT I MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT. I AGREE THAT I MAY ONLY COMMENCE AN ACTION IN ARBITRATION, OR ASSERT COUNTERCLAIMS IN AN ARBITRATION, ON AN INDIVIDUAL BASIS AND, THUS, I HEREBY WAIVE MY RIGHT TO COMMENCE OR PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTION(S) AGAINST THE COMPANY. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE FAIR LABOR STANDARDS ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, NEW YORK STATUTORY AND COMMON LAW, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, CLAIMS OF WRONGFUL TERMINATION, BREACH OF CONTRACT, AND ANY OTHER STATUTORY OR COMMON LAW CLAIMS. I ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL CLAIMS THAT I MAY HAVE AGAINST THE COMPANY, AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT REQUIRES ME TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, INCLUDING THE SARBANES-OXLEY ACT.

B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES, PROVIDED, HOWEVER, THAT THE JAMS RULES SHALL NOT CONTRADICT OR OTHERWISE ALTER THE TERMS OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE BELOW COST SHARING PROVISION AND SECTION 13.B BELOW, AS APPLICABLE. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. THE ARBITRATION SHALL APPLY THE FEDERAL RULES OF CIVIL PROCEDURE, EXCEPT TO THE EXTENT SUCH RULES CONFLICT WITH THE JAMS RULES. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION (“ARBITRATION COSTS”), EXCEPT AS PROHIBITED BY LAW, AND UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. I AGREE THAT THE ARBITRATOR SHALL CONSIDER AND SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE NEW YORK LAW SHALL TAKE PRECEDENCE. I AGREE THAT ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN THE JAMS LOCATION NEAREST TO MY RESIDENCE WHICH AT THE TIME OF MY ENTRY INTO THIS AGREEMENT IS SAN RAMON, CALIFORNIA.

C. Remedy. EXCEPT AS PROHIBITED BY LAW OR PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION WITHOUT POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES WITHOUT REGARD FOR THE PREVAILING PARTY IN THE FINAL JUDGMENT, IF ANY. SUCH ATTORNEYS’ FEES AND COSTS SHALL BE RECOVERABLE ON WRITTEN DEMAND AT ANY TIME, INCLUDING, BUT NOT LIMITED TO, PRIOR TO ENTRY OF A FINAL JUDGMENT, IF ANY, BY THE COURT, AND MUST BE PAID WITHIN THIRTY (30) DAYS AFTER DEMAND OR ELSE SUCH AMOUNTS SHALL BE SUBJECT TO THE ACCRUAL OF INTEREST AT A RATE EQUAL TO THE MAXIMUM STATUTORY RATE.

E. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE NEW YORK WORKFORCE COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13. Miscellaneous

A. Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth herein, this Agreement will be governed by the laws of the State of New York regard to New York’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than New York. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York for any lawsuit filed against me by the Company.

B. Waiver of Trial by Jury. To the extent that any lawsuit is permitted under this Agreement, I irrevocably and unconditionally waive my right to a trial by jury in any lawsuit directly or indirectly arising out of or relating to this Agreement or my relationship with the Company and acknowledge that I am knowingly and voluntarily waiving my right to a trial by jury.

C. Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.

D. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.

E. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

F. Severability. If a court or other body of competent jurisdiction finds, or the parties to this Agreement mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

G. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or Chief Executive Officer of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

H. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

14. Protected Activity Not Prohibited

I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit D.

On behalf of Stardust Power, Inc., we are pleased to extend this employment offer to you and look forward to your response.

STARDUST POWER INC.

By:	/s/ Roshen Pujari
Roshen Pujari, Chief Executive Officer

Date:	December 17, 2024	/s/ Paramita Das
Employee Signature

Paramita Das

Personal Email:
Cell:

SCHEDULE A

POSITION DUTIES AND RESPONSIBILITIES

The duties and responsibilities for the role of Chief Strategy Officer and Sr. Advisor to CEO are as follows:

●	Any services that may be required of Chief Strategy Officer and Sr. Advisor to CEO

●	Lead merger and acquisition activity including integration.

●	ESG reporting

●	Originate and onboard strategic capital or other capital sources

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements

___ Additional Sheets Attached

Date:	December 17, 2024	/s/ Paramita Das
Signature

Paramita Das
Name of Employee (typed or printed)

EXHIBIT B

Stardust Power Inc. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Stardust Power Inc. (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me. I further certify that I have updated all of my social media accounts to delete any information, assertions, or suggestions to the effect that I am a current employee of the Company or am otherwise currently affiliated with the Company in any way.

I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.

I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I also agree that for twelve (12) months from this date, I will comply with the non-solicitation provisions, as set forth in Section 7 of the Agreement.

After leaving the Company’s employment, I will be employed by _______________________________________________________________ in the position of _______________________________________________________________.

Date:
Signature

Name of Employee (typed or printed)
Address for Notifications:

EXHIBIT C

Stardust Power Inc. CONFLICT OF INTEREST GUIDELINES

It is the policy of Stardust Power Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees, customers, or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any other employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13. Engaging in any conduct that is not in the best interest of the Company.

Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

Nothing in these guidelines is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law, including any rights an employee may have under Section 7 of the National Labor Relations Act. Also, nothing in these guidelines limits or prohibits employees from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Employees may not disclose the Company’s attorney-client privileged communications or attorney work product.

EXHIBIT D

Section 7 of the Defend Trade Secrets Act of 2016

“Immunity From Liability For Confidential Disclosure Of A Trade Secret To The Government Or In A Court Filing—

(1) IMMUNITY.—An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2) USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT.—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

Exhibit 99.1

Stardust Power Appoints Chris Celano as Chief Operating Officer

GREENWICH, Conn. – January 7, 2025 – Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium products, is pleased to announce the appointment of Chris Celano as Chief Operating Officer (COO), effective immediately. Mr. Celano will report directly to the Chief Strategy Officer and Senior Advisor to the Chief Executive Officer, Paramita Das. Chris has been working with the Stardust Power team since October 2024 and now begins his duties officially as a member of the executive team.

As COO, Mr. Celano brings over 20 years of executive leadership experience, combining a strong background as a Chief Executive Officer, practicing securities attorney, and a graduate of the prestigious Massachusetts Institute of Technology. His diverse expertise spans the energy sector, drilling, engineering, procurement, and construction (“EPC”) fields, along with deep legal knowledge, from which he is uniquely equipped to drive Stardust Power’s strategic and operational goals during this critical phase of the Company’s growth.

In his new role, Mr. Celano will oversee the Company’s upstream lithium supply initiatives and processing operations, including discussions around sourcing and site development. He will play a key role in driving the Company’s operational efficiency, advancing the timely delivery of high-quality lithium products, and strengthening relationships with customers and stakeholders. His deep experience in renewables, clean tech, and drilling will be pivotal to the Company’s long-term success as it works to meet growing demand for critical minerals.

“We are thrilled to welcome Chris as a leader to the Stardust Power team,” said Roshan Pujari, Founder and CEO of Stardust Power. “His combination of executive leadership, EPC expertise, drilling, and legal background will strengthen our management team and accelerate execution of key milestones. As we continue our mission to help secure America’s energy future, Chris’s leadership is instrumental in onshoring critical mineral supply chains and supporting American jobs.”

Mr. Celano added, “I’m excited to join Stardust Power at such a pivotal moment in the Company’s growth. I have great respect for Roshan and the team he has assembled, and I’m eager to apply my expertise in clean tech, renewables, EPC and upstream supply extraction to advance the Company’s mission to fill the lithium supply gap in the United States.”

Mr. Celano brings extensive international experience in the oil and gas industry, with expertise in drilling operations management, technology, wellsite development, and executive leadership. He previously served as President and CEO of IHI E&C International Corporation, a Houston-based EPC contractor and subsidiary of Tokyo-based IHI Corporation, where he led the successful delivery of complex projects from 2016 to 2024. Under his leadership, IHI E&C executed projects through direct hire and construction management, achieving significant milestones in the energy sector.

In addition to his role at IHI E&C, Mr. Celano played a key role in founding a Houston-based oil and gas drilling contractor, Vantage Drilling, helping to guide its transformation following its business combination with a special purpose acquisition company to an operational company. He witnessed the company’s expansion across more than 12 countries, helped develop a backlog exceeding $2 billion and a drilling program capable of reaching depths of 30,000 feet. During his tenure, the company drilled approximately 50 wells, created production capacity of 200,000 barrels per day, and managed construction commitments exceeding $1 billion. He also optimized the company’s organizational structure, successfully financing, constructing, and deploying a robust drilling asset portfolio.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium products designed to bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium refinery in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

For more information, visit www.stardust-power.com

Stardust Power Contacts

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Stardust Power to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Stardust Power; risks related to the price of Stardust Power’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Stardust Power plans to operate, variations in performance across competitors, changes in laws and regulations affecting Stardust Power’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Stardust Power from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Stardust Power. Stardust Power expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Stardust Power with respect thereto or any change in events, conditions or circumstances on which any statement is based.